STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 15, 2013.

Anthony Giardina
Executive Deputy Secretary of State

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 805 of the Business Corporation Law

I, the undersigned, in order to amend the provisions of the Certificate of Incorporation pursuant to the Business Corporation Law of the State of New York, certify as follows:

FIRST: The name of the corporation is REPRO MED SYSTEMS, INC.

SECOND: The Certificate of Incorporation was filed with the Department of State of the State of New York on the 24th day of March, 1980.

THIRD: The Certificate of Incorporation is hereby amended by the addition of an additional clause as set forth below.

> "NINTH: No director shall be personally liable to the company or its shareholders for any future breach of duty, except for acts or ommissions that were in bad faith or involved intentional misconduct or a knowing violation of the law or where he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of New York's Business Corporation Law."

FOURTH: This amendment was unanimously recommended by the entire Board of Directors and subsequently ratified and adopted by majority votes of the holders of outstanding shares.

IN WITNESS WHEREOF, this certificate has been subscribed

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED DEC 1 - 1987

AMT. OF CHECK $ 90
FILING FEE $ 60
TAX $
COUNTY FEE $
COPY $ 20
CERT $
REFUND $
SPEC HANDLE $ 10

BY:

NOV 30 11 AM '87

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 805 of the Business Corporation Law

Filed By:

Stephen J. Feinberg, Esq.
60 East 42nd Street - Suite 520
New York, New York 10165-0208

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 15, 2013.

Anthony Giardina

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

REPRO MED SYSTEMS, INC.

XII

Under Section 805 of the Business Corporation Law

I, the undersigned, in order to amend the provisions of the Certificate of Incorporation, pursuant to the Business Corporation Law of the State of New York, do hereby certify as follows:

FIRST: The name of the Corporation is REPRO MED SYSTEMS, INC.

SECOND: The Certificate of Incorporation was filed with the Department of State of the State of New York on the 24th of March, 1980.

THIRD: The provision in the Certificate of Incorporation under the heading "FOURTH" stating that the corporation is authorized to issue 20,000,000 common shares, with a par value of one cent.

The corporation will add 30,000,000 new common shares with a one cent par value and 2,000,000 preferred shares with a one cent par value.

Paragraph "FOURTH" the stock structure shall read as follows:

"FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY TWO MILLION (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of Common Stock of the par value of ONE CENT ($.01) per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of ONE CENT ($.01) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, ONE CENT ($.01) per share par value be fixed by the Board of Directors."

FOURTH: The Certificate of Incorporation is hereby amended by the addition of an additional clause as set forth below:

"EIGHTH: The Corporation is authorized to issue 2,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), in such series and with such rights, preferences, and limitations, including voting rights, as the Board of Directors may determine.

A. Rights, Preferences and Limitations. Shares of the Preferred Stock may be issued from time to time in one or more series as may, from time to time, be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The relative preferences, participating, optional and other special rights in each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional, and other special rights and limitations thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

(a) the distinctive designation of, and the number of shares of, the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof not outstanding) from time to time by action of the Board of Directors.

(b) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative, partially cumulative, or non-cumulative.

(c) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

(d) whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(e) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding-up of the Corporation;

(f) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(g) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, including the right, voting as a series by itself or together with other series of the Preferred Stock or all series of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, (ii) to elect one or more Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or upon such other circumstances and upon such conditions as the Board of Directors may fix.

B. Other Provisions. (1) The relative preferences, rights, and limitations of each series of Preferred Stock in relation to the preferences, rights, and limitations of each other series of Preferred Stock shall, in each case, be as fixed, from time to time, by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of

the series of the Preferred Stock as are, from time to time, outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

(2) Subject to the provisions of subparagraph (1) of this paragraph (B), shares of any series of Preferred Stock may be issued, from time to time, as the Board of Directors shall determine and on such terms and for such consideration, as shall be fixed by the Board of Directors."

FIFTH: These amendments were unanimously recommended by the entire Board of Directors and subsequently ratified and adopted by majority votes of the holders of outstanding shares.

IN WITNESS WHEREOF, this certificate has been subscribed this 11 day of November, 1986, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Andrew I. Sealfon, President

/s/ Adrian W. Zorgniotti
Adrian W. Zorgniotti, Secretary

FIFTH: These amendments were unanimously recommended by the entire Board of Directors and subsequently ratified and adopted by majority votes of the holders of outstanding shares.

IN WITNESS WHEREOF, this certificate has been subscribed this 11 day of November, 1986, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ ANDREW I. SEALFON
Andrew I. Sealfon, President

Adrian W. Zorgniotti, Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 805 of the Business Corporation Law

Filed by:

FEINBERG & HERMAN, ESQS.
60 East 42nd Street
Suite 520
New York, New York 10165
(212) 599-2566

FILED NOV 26 9 49 AM '86

837458

RECEIVED NOV 25 3 PM '86

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


STATE OF NEW YORK
EXCELSIOR
DEPARTMENT OF STATE

WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 15, 2013.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

P-H

Under Section 805 of the Business Corporation Law:

FIRST: The name of the Corporation is Repro Med Systems, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on March 24, 1980.

THIRD: The certificate of incorporation of Repro Med Systems, Inc. is hereby amended, pursuant to Section 801(b)(8) and (11) of the Business Corporation Law, to change the Ten Thousand (10,000) Class A authorized common shares, having a par value of one cent ($.01) per share, of the Corporation into Twenty Million (20,000,000) authorized common shares, having a par value of one cent ($.01) per share, and to eliminate the Ten Thousand (10,000) Class B authorized common shares, having a par value of one cent ($.01). *None of the present authorized Class B common shares have been issued or are outstanding*

FOURTH: Paragraph FOURTH of the certificate of incorporation which sets forth the number and designation of authorized shares is hereby amended as follows:

> "FOURTH: the number of shares which the Corporation is authorized to issue is Twenty Million (20,000,000), all of which have a par value of one cent ($.01) per share, all of which are of same class and all of whch are to be designated as common shares."

4911887

7

FIFTH: The manner in which this amendment to the certificate of incorporation of Repro Med Systems, Inc. was authorized was by the vote of the holders of a majority of all of the outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth opposite each of our names below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: October 12, 1982

Andrew Sealfon

Andrew Sealfon, President

Date: October 12, 1982

Adrian Zorgniotti

Adrian Zorgniotti, Secretary

911887

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

KLEBAN MARCUS & STIEFEL

ATTORNEYS FOR REPRO MED SYSTEMS, INC.

104 EAST 40TH STREET
NEW YORK, NEW YORK 10016
(212) 490-3422

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED OCT 18 1982

AMT. OF CHECK $ 168.50
FILING FEE $ 60
TAX $ 95
COUNTY FEE $ 3.50
COPY $ 1
CERT $
REFUND $
SPEC HANDLE $ 10

BY:

RECEIVED OCT 15 9 AM '82

FILED OCT 18 10 44 AM '82

BILLED

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 15, 2013.

Anthony Giardina
Executive Deputy Secretary of State

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

Under Section 805 of the Business Corporation Law:

FIRST: The name of the Corporation is Repro Med Systems, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on March 24, 1980.

THIRD: The certificate of incorporation of Repro Med Systems, Inc. is hereby amended, pursuant to Sections 801(b)(11) and (12) and 805(a)(4) of the Business Corporation Law, to change the Two Hundred (200) authorized common shares, without par value, of the corporation into Twenty Thousand (20,000) authorized common shares, having a par value of one cent ($.01), to fix the designation of the authorized classes of such shares and the relative rights, preferences and limitations of such shares and to change the Twenty (20) issued common shares without par value, of the corporation into Eight Thousand (8,000) issued Class A common shares, having a par value of one cent ($.01)

FOURTH: Paragraph FOURTH of the certificate of incorporation which sets forth the number and designation of authorized shares is hereby amended as follows:

702180

"FOURTH: the number of shares which the Corporation is authorized to issue is Twenty Thousand (20,000), which are to be divided into classes as follows:

Ten thousand (10,000) shares of Class A common shares having a par value of one cent ($.01) per share
Ten thousand (10,000) shares of Class B common shares having a par value of one cent ($.01) per share

Class B common shares shall have all of the same rights, preferences and limitations as the Class A common shares except that the holders of Class B common shares shall not be entitled to vote on any matter whatsoever.

The Twenty (20) shares of common shares, without par value, that are issued, are hereby changed into Eight Thousand (8,000) issued shares of Class A common having a par value of one cent ($.01), at a rate of Four Hundred (400) shares of Class A common having a par value of one cent ($.01) for each one (1) share of common, without par value."

FIFTH: The manner in which this amendment to the certificate of incorporation of Repro Med Systems, Inc. was authorized was by the unanimous written consent of the holders of all of the outstanding shares of the Corporation entitled to vote on the said amendment of the certificate of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth opposite each of our names below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: September 18, 1980 ______________________
Andrew Sealfon, Shareholder

Date: September 18, 1980 ______________________
Adrian Zorgniotti, Shareholder

Constituting the holders of all of the outstanding shares entitled to vote on the amendment of the certificate of incorporation of the Corporation.

REPRO MED SYSTEMS, INC.

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION

A702180

KLEBAN MARCUS & STIEFEL

ATTORNEYS FOR

104 EAST 40TH STREET
NEW YORK, NEW YORK 10016
(212) 490-3422

3/24/80

A654375-6

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED SEP 30 1980

AMT OF CHECK $ 30
FILING FEE $ 30
TAX $
COPY $
CERT $
REFUND $
BY:

534356

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on October 15, 2013.

Anthony Giardina
Executive Deputy Secretary of State

CERTIFICATE OF INCORPORATION

-of-

REPRO MED SYSTEMS, INC.

4654375

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the Corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the Corporation is Repro Med Systems, Inc.

SECOND: The Corporation is formed for the following purposes:

To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To ~~[illegible]~~, devise, invent, manufacture, install, remove, repair, inspect, report upon, buy, sell, handle and deal in, machinery, plants, apparatus, appliances, accessories, equipment, supplies, means and materials, of all kinds, relating to medical and surgical procedures and purposes.

To design, procure patents or licenses for the manufacture, and to manufacture, sell, buy, import and export medical and surgical devices and apparatus of all kinds whatsoever.

In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the

whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates, or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation or control with or to others and in furtherance of the purposes of the corporation to be an incorporator, promoter or manager or other corporations of any type or kind.

In furtherance of the purposes of the corporation, to pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement benefit, incentive and commission plans, trusts and provisions for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers and employees of its subsidiaries or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts of things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations to exercise all of the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of New York, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of New York now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law.

THIRD: The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

FOURTH: The number of shares which the Corporation is authorized to issue is Two hundred (200), all of which are without par value, all of which are of the same class and all of which are to be designated as common shares.

FIFTH: No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

SIXTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Donald Kleban, Esq.
575 Madison Avenue
New York, New York 10022

SEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

IN WITNESS WHEREOF, I have executed and subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 7th day of March 1980.

Donald M. Kleban

Donald M. Kleban
Incorporator
575 Madison Avenue
New York, New York 10022

A654375-6

CERTIFICATE OF INCORPORATION

OF

REPRO MED SYSTEMS, INC.

(Under Section 402 of the NY Business Corporation Law)

plm 3/15

Donald Kleban, Esq.
575 Madison Ave.,
New York, NY 10022

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAR 24 1980
AMT OF CHECK $ 65
FILING FEE $ 50
TAX $ 10
COPY $ 5
CERT $
REFUND $
BY:

470412